EXHIBIT J
                                    ---------

                               CONSENT OF AUDITORS




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 10 to the Registration Statement of Conseco Fund Group (the "Fund") on Form N-1A (File No. 333-13185) of our report dated February 26, 1999, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants".




/s/ PricewaterhouseCoopers, LLC


Indianapolis, Indiana
February 26, 1999